THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

GIFTED TIME HOLDINGS LIMITED

PROMISSORY NOTE

$[___________]	December __, 2006
[___________________], British Virgin Islands

FOR VALUE RECEIVED, GIFTED TIME HOLDINGS LIMITED, a British Virgin Islands company (“Company”), promises to pay to [______________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of _________________ ($__________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days.

The Principal indebtedness evidenced hereby and all other amounts outstanding hereunder shall be due and payable as follows: (i) the principal amount of $_______ together with any then unpaid and accrued interest thereon and other amounts payable hereunder, shall be due and payable on the earlier to occur of (a) ten business days following the closing of acquisition of the shares of the Company by HLS Systems International Ltd. (the “Business Combination”), (b) the Tranche B Maturity Date (as defined below), or (c) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof; and (ii) the remaining $__________ of principal, plus all accrued and unpaid interest thereon, and all other amounts due hereunder, shall be due and payable on (a) the date (the “Tranche B Maturity Date”) that is the earliest of (1) one year following the date that HLS Systems International Ltd. (“HLS”) acquires all or substantially all of the shares of Company, (2) 60 days following the redemption (as provided in the warrant agreement) of the publicly traded warrants assumed by HLS concurrently with the closing of the Business Combination in substitution for the warrants issued by Chardan North China Acquisition Corporation, or (3) 18 months following the date that the agreement(s) governing the closing of the Business Combination terminate without a closing of the Business Combination, or (b) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. To the extent required to do so, Company shall cause its subsidiaries to dividend to Company amounts sufficient to satisfy in full all monetary obligations due hereunder.

If any payment of interest or any other amount owing to Investor by Company as provided herein is not made within ten days after the due date, Company shall pay Investor a late payment fee equal to the lesser of five percent (5.0%) of the amount of such late payment or the maximum amount permitted by applicable law. After the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate equal to twelve percent (12.0%) per annum.

This Note is one of the “Notes” issued pursuant to the Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between Company and the Investors (as defined in the Purchase Agreement).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

(c) “Event of Default” has the meaning given in Section 3 hereof.

(d) “Guaranty and Pledge Agreement” shall mean the Guaranty and Pledge Agreement of even date herewith executed by [____________] in favor of the Investors (as defined in the Purchase Agreement), as amended, modified or otherwise supplemented from time to time.

(e) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Investor of this Note.

(f) “Investor Notes” shall mean all Notes issued pursuant to the Note Purchase Agreement and all notes issued in substitution thereof.

(g) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(h) “Majority in Interest” shall mean holders of more than half of the aggregate current outstanding principal amount of the Investor Notes.

(i) “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Company; (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document; or (c) the rights and remedies of Investor under this Note, the other Transaction Documents or any related document, instrument or agreement.

(j) “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(k) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Purchase Agreement and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(l) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(m) “Pro Rata Share” shall mean when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the current outstanding principal amount of the Note and (ii) the denominator of which is the current aggregate outstanding principal amount of all Investor Notes.

(n) “Transaction Documents” shall mean this Note, each of the other Investor Notes, the Note Purchase Agreement and the Guaranty and Pledge Agreement.

2. Prepayment. This Note may be prepaid. Any prepayment shall be accompanied by all accrued and unpaid interest to the date of prepayment. Any prepayment shall be credited against and reduce the next amounts otherwise due hereunder.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Company shall fail to pay any principal of or interest on this Note or any other monetary Obligations within ten days after the date due;

(b) Company shall fail to comply with any other provision of this Note or any other Transaction Document, which failure is not cured within fifteen days after notice from Investor to Company that such failure has occurred;

(c) any warranty, representation, statement, report or certificate made or delivered to Investor by Company or on Company’s behalf shall be untrue or misleading in a material respect as of the date given or made;

(d) there shall be a change in the record or beneficial ownership of an aggregate of more than 30% of the outstanding shares of stock of Company, in one or more transactions, compared to the ownership of outstanding shares of stock of Company in effect on the date hereof, except for the closing of the Business Combination or changes that have the prior written consent of Investor;

(e) a default or event of default shall occur under any agreement to which Company is a party resulting in a right by such party, whether or not exercised, to accelerate the maturity of any indebtedness and such acceleration would have a Material Adverse Effect;

(f) dissolution, termination of existence, or insolvency of Company; or Company fails to meet its debts as they mature; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Company, Company shall have 45 days after the date such proceeding was commenced to have it dismissed); or

(g) the occurrence of a Material Adverse Effect.

4. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 3(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of a Majority in Interest, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Section 3(f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of a Majority in Interest, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Successors and Assigns. Subject to the restrictions on transfer described in Sections 7 and 8 below, the rights and obligations of Company and Investor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Investors constituting a Majority in Interest.

7. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Investor will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered Investor hereof as the owner and Investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

8. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Investor.

9. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or (with respect to Company) at such other address or facsimile number as Company shall have furnished to Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by international and air mail postage prepaid and addressed as aforesaid upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by email, upon confirmation of receipt.

10. Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Investor Notes or pursuant to the terms of such Notes. In the event Investor receives payments in excess of its Pro Rata Share of Company’s aggregate concurrent payments to the Investors of all of the Investor Notes, then Investor shall hold in trust all such excess payments for the benefit of the Investors of the other Notes and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

11. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12. Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13. Governing Law; Jurisdiction; Venue. This Note and all acts and transactions hereunder and all rights and obligations of the Investor and Company shall be governed by the internal laws (and not the conflict of laws rules) of the British Virgin Islands. Company (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at the Investors’ option, be litigated in courts located within the British Virgin Islands; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Company may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

GIFTED TIME HOLDINGS LIMITED
a British Virgin Islands company

By: ________________________________
Name: ______________________________
Title: _______________________________